ISSUER FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO. 333-169476

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 6, 2011

GREEKTOWN SUPERHOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

555 East Lafayette
Detroit, Michigan 48226
(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GREEKTOWN SUPERHOLDINGS, INC. (THE “COMPANY”) HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES EXCHANGE COMMISSION (“SEC”) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE REGISTRATION STATEMENT AND THE PROSPECTUS AND THE OTHER DOCUMENTS THAT THE COMPANY HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE COMPANY AND THIS OFFERING. YOU MAY OBTAIN THESE DOCUMENTS BY VISITING INTERACTIVE DATA ELECTRONIC APPLICATIONS (IDEA) ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE EXCHANGE AGENT WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CONTACTING:

By registered mail or certified mail:
Wilmington Trust FSB
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington , DE 19890-1626
Attention: Sam Hamed

By regular mail or overnight courier:
Wilmington Trust FSB
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington , DE 19890-1626
Attention: Sam Hamed

By hand:
Wilmington Trust FSB
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington , DE 19890-1626
Attention: Sam Hamed

Facsimile (eligible institutions only): (302) 636-4139, Attention: Sam Hamed
Telephone Inquiries: (302) 636-6181

Item 8.01 Other Events

     The Michigan Gaming Control Board (“MGCB”) announced yesterday the December 2010 adjusted revenues for each of the Detroit casinos, including Greektown Superholdings, Inc (the “Company”). In response to investor questions, the Company prepared a reconciliation of such adjusted revenues announced by the MGCB with the estimated net casino revenues of the Company as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) for the month of December 2010. As set forth in the table below, Greektown’s estimated net casino revenues for the month of December 2010, as determined in accordance with GAAP, were approximately $25,221,000 as compared with $26,820,000 for the month of December 2009, representing a decline of approximately 6%. The revenues reported by the MGCB, which are derived from the data used to calculate the Michigan gross gaming receipts tax, reflect a 12.1% year over year decline for the month of December. The largest component of the difference between the MGCB reported adjusted revenues and the net casino revenues as determined in accordance with GAAP relates to the Company’s share of a wide area progressive jackpot that was paid during the month of December 2010. The payment of this jackpot amount did not reduce revenues as calculated in accordance with GAAP during the month of December 2010, because the jackpot amount was recorded as a reduction to revenues for GAAP purposes in earlier periods. The revenue data below is preliminary and subject to change based upon the finalization of our year end accounts.

Greektown Casino & Hotel
December 2010, 2009 Reconciliation of Net Casino Revenue (GAAP) to
MGCB Adjusted Revenues

	(in 000’s)
	2010	2009	Variance	% Variance
Gross Casino Revenue	26,228	27,938	(1,710)
Less: Participation & Point Redemption Expenses *	(1,007)	(1,119)	112
Net Casino Revenue (GAAP)	25,221	26,820	(1,598)	6.0%

Reconcile to MGCB:
Less: Wide Area Progressive Jackpot **	(1,314)	(175)	(1,139)
Less: Table Games Progressive Jackpot ***	(122)	(46)	(76)
Plus: Chip & Ticket Float ****	115	605	(490)
Plus: Participation & Point Redemption Expense	1,007	1,119	(112)
MGCB Adjusted Revenue (Non GAAP) *****	24,907	28,322	(3,415)	12.1%

* Participation expenses are royalty fees paid to the slot machine manufacturers and are netted against slot revenues. Point redemption expenses are expenses related to the loyalty program where guests can redeem points earned through play for cash.

** Wide area progressive jackpots are slot jackpots accumulated over time at all three Detroit casinos.

*** Table games progressive jackpots are jackpots that are accrued over time at specific table games within the casino.

**** Chip float is the amount of chips in circulation (i.e. in customers’ hands) at the end of the accounting period. Ticket float is the amount of slot tickets outstanding as of the end of the accounting period.

***** Adjusted revenues are used to calculate the gross receipts tax and are also used as a proxy for calculating market share.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2011

GREEKTOWN SUPERHOLDINGS, INC.

By:	/s/ Clifford J. Vallier
Name: Clifford J. Vallier
Title: President, Chief Financial Officer and Treasurer